Exhibit 21.1

Subsidiaries of American Realty Capital Global Trust II, Inc.

Name	Jurisdiction of Incorporation/Formation
American Realty Capital Global II Operating Partnership, L.P.	Delaware
ARC CRVANOH001, LLC	Delaware
ARC Global II Holdco, LLC	Delaware
ARC Global II International Holdco, LLC	Delaware
ARC INGAMNE001, LLC	Delaware
ARC POUBWUK001, LLC	Delaware
DACOGER01, LLC	Delaware
ARC FWREAUK001, LLC	Delaware
ARC FEGBRNC001, LLC	Delaware
ARC GAAUBMI001, LLC	Delaware
ARC JTCHATN001 LLC	Delaware
ARC JTCHATN002 LLC	Delaware
ARC MSELGIL001 LLC	Delaware
ARC BHSBDIN001 LLC	Delaware
ARC HLHSNTX001 LLC	Delaware
ARC FESOUIA001 LLC	Delaware
ARC FEWAUWI001, LLC	Delaware
ARC CGLGNIN001, LLC	Delaware
ARC CGRFSMI001, LLC	Delaware
ARC CGMARSC001 LLC	Delaware
ARC CGJNSMI001, LLC	Delaware
ARC FEEGLWI001, LLC	Delaware
ARC CGMADIN001, LLC	Delaware
ARC Global II Bordeaux	France
ARC Global II Marseille	France
ARC Global II Rueil	France
ARC Global Organisme de Placement Collectif en Immobilier	France
ARC Global II Holdings S.a.r.l.	France
ARC Global II Amiens	France
ARC Global II Strasbourg	France
ARC Global II Blois	France
ARC Global II Brest	France
2 Boulevard Konrad Adenauer S.a.r.l.	Luxembourg
ARC Global II DB Lux S.à.r.l	Luxembourg
ARC Global II S.a.r.l	Luxembourg
ARC Global II (Midco) S.a.r.l	Luxembourg
ARC Global II (France) Holdings S.a.r.l	Luxembourg
ARC Global II (Luxembourg) Holdings S.a.r.l	Luxembourg
ARC Global II (Netherlands) Holdings S.a.r.l	Luxembourg
ARC Global II (Germany) Holdings S.a.r.l	Luxembourg
ARC Global II (UK) Holdings S.a.r.l	Luxembourg
ARC Global II ING Netherlands S.a.r.l	Luxembourg
ARC Global II Weilbach S.a.r.l	Luxembourg
HC Glasgow S.a.r.l	Luxembourg
Crown Portfolio S.a.r.l	Luxembourg
ARC Global II NCR S.a.r.l	Luxembourg